Exhibit 99

Release Date: IMMEDIATE RELEASE October 25, 2005	Further Information: David J. Bursic President and CEO -or- Pamela M. Tracy Investor Relations Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND

        WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on October 25, 2005 declared a regular $0.16 cash dividend on the common stock of the Company, payable on November 17, 2005 to the stockholders of record at the close of business on November 7, 2005.

        WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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